February 11, 1998

Electronically Transmitted

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

In accordance with Rule 14a-6(b), transmitted herewith is the definitive proxy statement and proxy card in connection with the 1998 Annual Meeting of Shareholders of The Female Health Company (The "Company"). Shareholders are being asked to vote on the election of directors and to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants. Because the solicitation relates to only the above items, no preliminary proxy statement has been filed. By separate paper filing of the date herewith, the Company has mailed to the Securities and Exchange Commission for its information seven copies of the Company's Annual Report to Shareholders pursuant to Rule 14a-3(c). The Company expects to mail definitive proxy statements to security holders on or about February 13, 1998.

The Company meets the requirements to qualify as a "Small Business Issuer" in accordance with Regulation 12(b)(2) of the Exchange Act. In accordance with
Item 10(a)(2) (iii) of Regulation S-B the Company continues to qualify as a "Small Business Issuer".

In addition, please note that certain information required by Items 10, 11, 12 and 13 to Part III of the Company's 1997 Form 10-KSB for the year ended September 30, 1997 was incorporated by reference to the Company's 1998 Proxy Statement included herein.

Very truly yours,

THE FEMALE HEALTH COMPANY

s/s William R. Gargiulo, Jr.
-----------------------------

William R. Gargiulo, Jr.
Secretary

cc:  J. Bedore, Reinhart, Boerner
     D. Krosner, Reinhart, Boerner



                                 SCHEDULE 14A

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

  X       Filed by the Registrant
------
          Filed by a Party other than the Registrant
------
Check the appropriate box:

          Preliminary Proxy Statement
------
------    Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))

  X       Definitive Proxy Statement
------
          Definitive Additional Materials
------
          Soliciting Material  Pursuant to Rule 14a-11(c) or Rule 14a-12

The Female Health Company
(Name of Registrant as Specified in Its Charter)

The Female Health Company
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

  X       No fee required.
------
------    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

___  Fee paid previously with preliminary materials:

------- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:




                           THE FEMALE HEALTH COMPANY
                           919 North Michigan Avenue
                                  Suite 2208
                           Chicago, Illinois  60611

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held April 8, 1998

To the Stockholders of The Female Health Company:

Notice is hereby given that the Annual Meeting of the Stockholders of The Female Health Company (the "Company") will be held at The Knickerbocker Hotel-Towers East Room, 14th Floor, 163 East Walton Place, Chicago, Illinois on Wednesday, April 8, 1998 at 2:00 p.m., local time, for the following purposes:

1. To elect five members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1999 Annual Meeting.

2. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1998.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at the close of business on February 9, 1998 are entitled to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. Stockholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.



By Order of the Board of Directors,

s/s William R. Gargiulo, Jr.
-------------------------------

William R. Gargiulo, Jr.
Secretary


Chicago, Illinois
February 13, 1998



                           THE FEMALE HEALTH COMPANY
                           919 North Michigan Avenue
                                  Suite 2208
                           Chicago, Illinois  60611

                                PROXY STATEMENT
                              FOR THE 1998 ANNUAL
                            MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the "Company") to be voted at the Annual Meeting of Stockholders to be held at The Knickerbocker Chicago Hotel-Towers East Room, 163 East Walton Place, Chicago, Illinois at 2:00 p.m. local time on Wednesday, April 8, 1998, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to stockholders of this Proxy Statement and accompanying form of proxy will take place on or about February 13, 1998.

                              GENERAL INFORMATION

The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy and FOR ratification of McGladrey & Pullen, LLP as the Company's independent auditors.

Only holders of the common stock of the Company (the "Common Stock") and holders of the Class A Convertible Preferred Stock Series 1 and Series 2 whose names appear of record on the books of the Company at the close of business on February 9, 1998 are entitled to vote at the meeting. On that date, there were 9,556,163 shares of Common Stock, 680,000 shares of Class A Convertible Preferred Stock - Series 1 and 729,927 shares of Class A Convertible Preferred Stock - Series 2 outstanding. Each share of Common Stock and Class A Convertible Preferred Stock - Series 1 and Series 2 is entitled to one vote on each matter to be presented at the meeting. A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter.



Under Wisconsin law, directors are elected by plurality, meaning that the five individuals receiving the largest number of votes are elected as directors. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instruction from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owners) will count toward the quorum requirement but will not count toward the determination of whether directors are elected.

                             ELECTION OF DIRECTORS
                                   (Item 1)

Pursuant to the authority contained in the Amended and Restated By-Laws of the Company, the Board of Directors has established the number of directors at five. The Board of Directors has nominated William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., O. B. Parrish, Stephen M. Dearholt and David R. Bethune for election as directors, all to serve until the 1999 Annual Meeting of Stockholders.

As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).



                      NOMINEES FOR ELECTION AS DIRECTORS

O. B. PARRISH
Age: 64; Elected Director: 1987; Present Term Ends: 1998 Annual Meeting:

Mr. Parrish has served as Chief Executive Officer of the Company since 1994 and as Chairman of the Board since 1987. Mr. Parrish has also served as the President and as a director of Phoenix Health Care of Illinois, Inc. ("Phoenix
of Illinois") since 1987.   Phoenix of Illinois is the owner of approximately
3% of the outstanding Common Stock of the Company. Mr. Parrish was Co-Chairman and a director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva PLC, and is Chairman and a director of ViatiCare LLC, a financial services company. Mr. Parrish is also a Trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was President of the Global Pharmaceutical Group of G.D. Searle & Co., a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operations of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

MARY ANN LEEPER, Ph.D.
Age: 57; Elected Director: 1987; Present Term Ends: 1998 Annual Meeting:

Dr. Leeper has served as the President and Chief Operating Officer of the Company since January 22, 1996 and as President and Chief Executive Officer of The Female Health Company division from May 1994 until January 29, 1996 (when the division was consolidated with the Company). Dr. Leeper also served as Senior Vice President-Development of the Company from 1989 until January 22, 1996. Dr. Leeper has served as a Vice President and director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper was Vice President-Markets Development of the Pharmaceutical Group of G.D. Searle & Co.

WILLIAM R. GARGIULO, JR.
Age: 69; Elected Director: 1987; Present Terms Ends: 1998 Annual Meeting:

Mr. Gargiulo has served as Vice President and Secretary of the Company since January 22, 1996. Prior to that Mr. Gargiulo served as Vice President-International of The Female Health Company division from May 1994 until January 29, 1996 (when the division was consolidated with the Company), Chief Operating Officer of the Company from 1989 to 1994, Assistant Secretary of the Company from 1989 to January 22, 1996 and General Manager of the Company from 1988 to 1994. Mr. Gargiulo is also a trustee of a trust which is a stockholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of G.D. Searle & Co., in charge of its European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

STEPHEN M. DEARHOLT
Age: 51; Elected Director: 1996; Present Term Ends: 1998 Annual Meeting

Mr. Dearholt is co-founder of and partner in Response Marketing, one of the largest privately owned life insurance marketing organizations in the United States. He has over 23 years of experience in direct response advertising and database marketing of niche products. Since 1985 Mr. Dearholt has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. Mr. Dearholt is also very active in the non-profit sector. He is currently on the Board of Directors of Children's Hospital Foundation of Wisconsin, an honorary board member of the



Zoological Society of Milwaukee, and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

DAVID R. BETHUNE
Age: 57; Elected Director: 1996; Present Term Ends: 1998 Annual Meeting

Mr. Bethune is President and Chief Operating Officer of the IVAX Corporation. Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the recent sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics as well as medical research. Previously, he was President of the Lederle Laboratories Division of American Cyanamid Company. Mr. Bethune rejoined Lederle from Searle, where he was President of Operations in the United States, Canada and the Caribbean since December 1986. From 1984 until his appointment as President of Operations, Mr. Bethune served as Vice President and General Manager, United States Pharmaceuticals. Mr. Bethune is on the Board of Directors of Elan Corporation, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

The Board of Directors recommends that shareholders vote FOR all nominees.



                        INDEPENDENT PUBLIC ACCOUNTANTS
                                   (Item 2)

The Board of Directors has appointed McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 1998. The Board proposes that the stockholders ratify this appointment. McGladrey & Pullen, LLP audited the Company's financial statements for the fiscal year ended September 30, 1997. The Company expects that representatives of McGladrey & Pullen, LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

A majority of the shares voted at the Meeting is required to ratify the appointment of the independent public accountants.

The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent public accountants for the Company.

Directors

The Board of Directors currently consists of five members: O. B. Parrish, William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., Stephen M. Dearholt and David
R. Bethune. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring.

Committees of the Board of Directors and Meeting Attendance

The Company has an Audit Committee. The Board's Audit Committee is comprised of Mr. Bethune and Mr. Dearholt. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) recommendation to the Board of Directors of independent auditors for the Company; (2) review of the timing, scope and results of the independent auditors audit examination; (3) review of periodic comments and recommendations by the auditors and of the Company's response thereto; and (4) review of the scope and adequacy of internal accounting controls. The Audit Committee did not meet during the fiscal year ended September 30, 1997.

During fiscal 1997, all compensation matters were handled by the Company's Board of Directors. There is no standing nominating or similar committee of the Board of Directors.

The Board of Directors held 10 meetings during the Company's fiscal year ended September 30, 1997. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he/she served, if any.

Director Compensation and Benefits

Directors who are officers of the Company do not receive compensation for serving in such capacity. Individual directors who are not officers of the



Company receive $1,000 for attendance at each board meeting or meeting of a committee of which he or she is a member. In addition, each director who is not an employee of the Company receives an automatic grant of options to purchase 30,000 shares of the Company's Common Stock under the Company's Outside Director Stock Option Plan. This grant is made upon the director's initial appointment to the Board of Directors and the options vest in accordance with the vesting criteria set forth in the plan.

Executive Officers

The names of, and certain information regarding, executive officers of the Company who are not directors of the Company, are set forth below.

Name               Age            Position
------------------------------------------------------------------------
Jack Weissman      50             Vice President, Trade Sales
Michael Pope       39             Vice President, General Manager Chartex


Jack Weissman
Vice President - Trade Sales

Mr. Weissman has served as Vice President-Trade Sales since June 1995. From 1992 to 1994, Mr. Weissman was Vice President-Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. During the 1989-1992 period, he acted as General Manager-HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's Consumer Products Group in 1979 and held positions of increasing responsibility, including National Account and Military Sales Manager. From 1985-1989 he was Director - Retail Business Development for The NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer products field as account manager and territory manager for Norcliff Thayer and Whitehall Laboratories.

Michael Pope
Vice President, General Manager - The Female Health Company (UK) Plc.

Mr. Pope has served as Vice President of the Company since 1996 and as General Manager of The Female Health Company (UK) Plc. (formerly Chartex International, Plc.) since the Company's acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd. (formerly Chartex Resources Limited) and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990 Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. During the period from 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

                            EXECUTIVE COMPENSATION



The following table sets forth the annual and long-term compensation for each of the last three fiscal years for the Company's Chief Executive Officer and the two highest-paid executive officers other than the Chief Executive Officer (the "named executive officers"), who served in such capacity as of September 30, 1997, as well as the total compensation paid to each individual during the Company's last three fiscal years. No other executive officers of the Company received salary and bonus of in excess of $100,000 during the fiscal year ended September 30, 1997.

                          SUMMARY COMPENSATION TABLE

                                                  Long-Term Compensation
                                                          Awards
                                       Annual           Securities
                           Fiscal   Compensation       Underlyling
Name and Principal Position Year       Salary          Options/SARs

O. B. Parrish               1997        $90,000           264,000(a)
  Chairman, Chief
  Executive Officer         1996        $90,000           164,000(b)
  and Acting Chief
  Financial Officer         1995        $90,000            44,000

Mary Ann Leeper, Ph.D.      1997       $225,000           290,000(a)
  President and Chief       1996       $215,833           200,000(b)
  Operating Officer         1995       $175,000           200,000

William R. Gargiulo, Jr.    1997       $100,000            50,000
  Vice President -          1996       $100,000
  International             1995       $100,000

(a) Includes 164,000 and 200,000 options for Mr. Parrish and Dr. Leeper, respectively, which were granted in 1995 and 1996 fiscal years but repriced in 1997.

(b) Includes 44,000 and 200,000 options for Mr. Parrish and Dr. Leeper, respectively, which were granted in the 1995 fiscal year but repriced in 1996.



Options/SAR Grants in Last Fiscal Year

The following table sets forth certain information concerning options/SARs granted during fiscal 1997 to the named executive officers:


                                   Individual Grants
                                    % of Total
                         Number of  Options/SARs
                         Securities Granted to   Exercise
                         Underlying  Employees   or Base
                         Options/    in Fiscal    Price     Expiration
   Name              SARs Granted (1) Year (2) ($/Share)(3)    Date

 O. B. Parrish            100,000 (4)       10%       $2.00   3/12/07
 Mary Ann Leeper, Ph.D.    90,000 (4)        9%       $2.00   3/12/07
 William R. Gargiulo, Jr.  50,000 (4)        5%       $2.00   3/12/07
 O. B. Parrish            120,000 (5)       12%       $2.00   9/20/04
 O. B. Parrish             44,000 (5)        5%       $2.00  11/20/04
 Mary Ann Leeper Ph.D.    200,000 (5)       21%       $2.00  11/20/04

(1) The options vest in one-third increments on each of (i) the first anniversary of the initial grant date, (ii) the date when the average sale price for the Company's Common Stock for any 10 consecutive trading days is at least $7.50 per share and (iii) the date the Company and its subsidiaries, on a consolidated financial basis, achieve a positive cash flow for a six-month period

(2) The percentages represent the sum of options granted and options repriced which each named executive officer received during the fiscal year divided by the sum of the total number of options granted and options repriced for all employees in the fiscal year.

(3) On April 22, 1997, the exercise price for employee stock options granted under the 1997 plan and the 1994 Stock option plan were amended to $2.00 per share (the last sale price of the Company's Common Stock as of April 22, 1997). The Board of Directors elected to reprice the options because the Committee felt that due to changed circumstances, including the reduction in the trading price of the Company's Common Stock, the options were no longer providing the incentive they were designed to provide.

(4) Represents options granted in fiscal 1997.

(5) Represents options granted in fiscal 1995 or fiscal 1996 which were repriced in fiscal 1997


Repricing of Options/SARs

On April 22, 1997 the Board of Directors of the Company repriced options granted to officers and employees of the Company under the 1997 plan, the 1996 Special plan and the 1994 Stock option plan. The preceding table (Individual Grants) sets forth the details regarding the named executive officers and the options repriced for them.

The option exercise price per share for the 1994 and 1996 options was reduced from an exercise price of $3.875 to $2.00 and the option exercise price per



share for the 1997 options was reduced from $2.75 to $2.00 which was the last sale price of the Company's Common Stock on the American Stock Exchange on the date of the repricing. The Board of Directors elected to reprice the options because the Board felt that due to changed circumstances, including the reduction in the trading price of the Company's Common Stock, the options were no longer providing the incentive they were designed to provide.

Aggregated Option Values at September 30, 1997

The following table presents the value of unexercised options held by the named executive officers at September 30, 1997:


                   Number of Securities      Value of Unexercised
                        Underlying               In-The-Money
                  Unexercised Options at          Options at
                   September 30, 1997       September 30, 1997(1)
Name            Exercisable/Unexercisable Exercisable/Unexercisable

O. B. Parrish          54,667 / 209,333       $82,000 / $314,000

Mary Ann Leeper, Ph.D.  66,667 / 223,333     $100,000 / $335,000

William R. Gargiulo, Jr.   0  /   50,000         $ 0  /  $75,000


(1) Values are calculated by subtracting the exercise price from the $3.50 per share closing price of the Company's Common Stock on September 30, 1997.


Employment Agreements

Dr. Leeper renewed an employment agreement with the Company effective May 1, 1997. The term of Dr. Leeper's renewed employment extends to April 30, 2000 and renews automatically thereafter for additional three year terms unless notice of termination is given. The employment agreement is terminable by the Company at any time if such termination is for cause (as defined in the employment agreement). If Dr. Leeper is terminated without cause, the Company is obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would have otherwise been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, the Company is obligated to continue Dr. Leeper's participation in any health, life insurance or disability plan sponsored by the Company in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000, $195,000 and $225,000, respectively, for each of the first three years of her employment term, subject to the achievement of certain performance goals established by Dr. Leeper and the Company. During the three year renewal term, the initial base salary is $225,000 and thereafter the base salary will be increased annually by the Board of Directors based upon Dr. Leeper's performance and such other factors as the Board of Directors deems appropriate. The employment agreement also provides Dr. Leeper with certain fringe benefits including an annual cash bonus of up to 100% of her base salary if certain performance goals to be established by the Board of Directors are achieved.

                              SECURITY OWNERSHIP




The following table sets forth certain information as of January 30, 1998 with respect to (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (b) each named executive officer and each director of the Company and (c) all directors and executive officers as a group:

                                      Amount of Beneficial Ownership
Name of Beneficial Owner                Shares        Percent
O. B. Parrish (1)                      444,001          4.59%
William R. Gargiulo, Jr. (1)           316,668          3.30%
Mary Ann Leeper, Ph.D. (1)             405,668          4.19%
Stephen M. Dearholt (2)(3)             909,777          9.10%
David R. Bethune (2)                    30,000          0.31%
Phoenix Health Care of Illinois, Inc.  299,501          3.12%
State of Wisconsin Investment Board    635,000          6.64%
All directors, nominees and executive
 officers, as a group (eight persons)
 (1)(2)(3)(4)                        1,562,112         15.15%


(1) Includes 269,501 shares owned by and 30,000 shares under option to Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois"). Messrs. Parrish and Gargiulo and Dr. Leeper may be deemed to share voting and dispositive power as to such shares since Mr. Gargiulo is a trustee of a trust which is a stockholder of, and Mr. Parrish and Dr. Leeper are officers, directors and stockholders of Phoenix of Illinois. For Dr. Leeper, also includes 9,500 shares owned by and 96,667 shares under option to her (which options are currently exercisable or exercisable within 60 days); for Mr. Parrish also includes 56,500 shares owned by and 88,000 shares under option to him (which options are currently exercisable or exercisable within 60 days); and for Mr. Gargiulo, also includes 500 shares owned by and 16,667 shares under option to him which options are exercisable within 60 days.

(2) Includes options to purchase 30,000 shares (which are currently exercisable) granted pursuant to the terms of the Company's Outside Director Stock Option Plan.

(3) Includes 199,257 shares owned directly by Mr. Dearholt and 410,000 Warrants which are currently exercisable. Also includes the following shares which Mr. Dearholt may be deemed to beneficially own: 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan; 9,680 shares held by the Response Marketing Money Purchase Plan; 5,000 and 141,240 held by trusts of which Mr. Dearholt is a trustee; 18,100 shares held by Mr. Dearholt's minor child and 27.000 shares held by a child sharing the same home.

(4) Includes 55,000 shares which other executive officers have the right to acquire (based on options which are currently exercisable or exercisable within 60 days) pursuant to the terms of the Company's 1990 and 1997 Stock Option Plans.

The address of Phoenix is 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611. The address of the State of Wisconsin Investment Board is 121 East Wilson Street, Madison, Wisconsin 53702. The business address of all other shareholders beneficially owning 5% or more of the Company's outstanding shares of Common Stock is the same as the address of the principal office of the Company. The above beneficial ownership information is based on



information furnished by the specified person and is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a). To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied, except that Stephen
M. Dearholt, a director of the Company, filed a Form 4 Notice with the Securities and Exchange Commission on September 30, 1997, reporting that on July 31, 1997 a trust for the benefit of his spouse purchased 60,000 shares of the Company's Class A Convertible Preferred Stock - Series 1. This Form 4 should have been filed by August 15, 1997.

                             CERTAIN TRANSACTIONS

On March 25, 1997, the Company borrowed $1,000,000 from Mr. Dearholt, a current Director of the Company, under a one year note payable due in full March 25, 1998 with interest at 12% payable monthly. As part of this transaction, the Company issued warrants to Mr. Dearholt which entitle him to purchase 200,000 shares of the Company's Common Stock at $1.848 per share, which represented the average trading price of the Company's Common Stock for the five trading days prior to the originally scheduled closing date for the transaction. In addition, if the Company defaults on its obligation under this note, the Company is required to issue an additional 200,000 shares of its Common Stock to Mr. Dearholt, in addition to all other remedies to which Mr. Dearholt may be entitled. Any stock issued under the warrants carries certain registration rights. The warrants expire upon the earlier of their exercise or 2004.

On July 27, 1997, Stephen M. Dearholt, a director of the Company, purchased 60,000 shares of the Company's Class A Convertible Preferred Stock - Series 1 at a price of $2.50 per share, which represented the per share price offered to all subscribers in the private placement offering of these shares.

During fiscal 1996, the Company entered into an agreement with John A. Wundrock and Thomas J. Bonesho, two of its former directors. Pursuant to this agreement, the Company acknowledged that Mr. Wundrock and Mr. Bonesho incurred $67,186.87 of expenses in connection with the Company's special meeting proxy related to the approval of the sale of Holdings and the change in the Company's name. In accordance with this agreement, the Company agreed to reimburse Messrs. Wundrock and Bonesho for such expenses by issuing them 15,580 shares of the Company's Common Stock, representing the number of shares required to reimburse them for such expenses based on the last sale price of the Company's Common Stock on March 11, 1996.

During fiscal 1996, the Compensation Committee of the Board of Directors of the
Company repriced and changed one of the vesting criteria on options granted to



certain employees of the Company on November 21, 1994, including options for 200,000 shares to Dr. Leeper, options for 44,000 shares to Mr. Parrish and options for 90,000 shares to Phoenix Health Care of Illinois, Inc., a corporation in which Mr. Parrish and Dr. Leeper are officers, directors and shareholders. The option exercise price was reduced from the initial exercise price of $6.00 to $3.875 (which was the last sale price of the Company's Common Stock on the American Stock Exchange on the date of the repricing) and the vesting criterion has changed. The Compensation Committee elected to reprice the options and change the final vesting criteria because the Committee felt that due to changed circumstances, including the reduction in the trading price of the Company's Common Stock, the options were no longer providing the incentive they were designed to provide.

During fiscal 1996, the Company paid $60,000 for consulting services to Phoenix Health Care of Illinois, Inc., a corporation in which Mr. Parrish and Dr. Leeper are officers, directors and shareholders. The Company has an informal agreement to reimburse Phoenix for office space used by the officers of the Company. The space is leased by Phoenix Health Care of Illinois from a third party.

On October 2, 1995, the Company borrowed $160,000 from Mr. Parrish. These funds were used to make a non-refundable deposit in connection with the Company's acquisition of Chartex Resources Limited. The borrowing is evidenced by a $160,000 demand note with interest payable on the first day of each quarter at a bank's prime rate of interest plus 1 1/4%. The note is secured by a stock issuance agreement which provides that, upon default, Mr. Parrish may require the Company to issue up to 68,572 shares of Company Common Stock (with demand registration rights) to be used by him as reimbursement for any amounts due under the note. The Company repaid the demand note during fiscal 1997.

On November 21, 1995, the Company borrowed $1,000,000 from an affiliate of Mr. Dearholt, a current director of the Company, under a one year note payable due in full November 20, 1996 with interest at 12% payable monthly. As part of this transaction, Mr. Dearholt personally guaranteed repayment of the Company's obligations under the $1,000,000 promissory note. In consideration of the transaction, the Company issued warrants to each of Mr. Dearholt and the lender, which entitles each of them to purchase 10,000 shares of the Company's Common Stock at $3.00 per share, which represented the average trading price of the Company's Common Stock for the five trading days prior to the issuance of such warrants. The warrants expire upon the earlier of the exercise of the warrant rights or November 20, 2000. Any stock issued under the warrants carries certain registration rights. The Company repaid the note during fiscal 1997.

On March 25, 1996, the Company borrowed $1,000,000 from Mr. Dearholt, a current
Director of the Company,  under a one year note payable due in full March 25,
1997 with interest at 12% payable monthly.  As part of this transaction, the
Company issued warrants to Mr. Dearholt which entitle him to purchase 200,000 shares of the Company's Common Stock at $3.10 per share, which represented the average trading price of the Company's Common Stock for the five trading days prior to the originally scheduled closing date for the transaction.  In addition, if the Company defaults on its obligation under this note, the
Company is required to issue an additional 200,000 shares of its Common Stock to Mr. Dearholt, in addition to all other remedies to which Mr. Dearholt may be entitled.  Any stock issued under the warrants carries certain registration rights.  The warrants expire upon the earlier of their exercise or 2001.  The



note was repaid by issuance of a new promissory note due March 25, 1998, as described above.

Mr. O. B. Parrish and Mr. William R. Gargiulo, Jr. work out of office space at 919 N. Michigan Avenue, Chicago, Illinois which is leased by Phoenix Health Care of Illinois from a third party. The Company paid the monthly lease payments of $53,911 and $51,256 for this lease in fiscal 1996 and fiscal 1997, respectively.

During fiscal 1997, the Board of Directors of the Company repriced options granted to certain employees of the Company on November 21, 1994, March 19, 1996 and on April 22, 1997, including 1994 options for 200,000 shares to Dr. Leeper, 1994 options for 44,000 shares to Mr. Parrish, 1994 options for 90,000 shares to Phoenix Health Care of Illinois, Inc., a corporation in which Mr. Parrish and Dr. Leeper are officers, directors and shareholders, 1996 options for 120,000 to Mr. Parrish, 1997 options for 90,000 shares to Dr. Leeper, 1997 options for 100,000 shares to Mr. Parrish and 1997 options for 50,000 shares to Mr. Gargiulo. The option exercise price for the 1994 and 1996 options was reduced from $3.875 to $2.00 and the option exercise price for the 1997 options was reduced from $2.75 to $2.00 (which was the last sale price of the Company's Common Stock on the American Stock Exchange on the date of the repricing) and the vesting criterion has changed. The Compensation Committee elected to reprice the options and change the final vesting criteria because the Committee felt that due to changed circumstances, including the reduction in the trading price of the Company's Common Stock, the options were no longer providing the incentive they were designed to provide.



                            INDEPENDENT ACCOUNTANTS

For the fiscal year ending September 30, 1997, McGladrey & Pullen, LLP served as the Company's independent auditors.

                       PROPOSALS FOR 1999 ANNUAL MEETING

Any stockholder who desires to submit a proposal for inclusion in the 1999 Proxy Statement should submit the proposal in writing to Mr. O. B. Parrish, Chief Executive Officer, The Female Health Company, 919 North Michigan Avenue, Suite 2208, Chicago, Illinois, 60611. The Company must receive a proposal by October 31, 1998 in order to consider it for inclusion in the 1999 Proxy Statement.

                           EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.




By Order of the Board of Directors,

                                     s/s William R. Gargiulo, Jr.
                                     ----------------------------

William R. Gargiulo, Jr., Secretary
Chicago, Illinois
February 13, 1998



                           THE FEMALE HEALTH COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William R. Gargiulo, Jr. and O. B. Parrish, or either one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of The Female Health Company to be held on Wednesday, April 8, 1998, at 2 p.m., local time, at The Knickerbocker Hotel-Towers East Room, 14th Floor, 163 East Walton Place, Chicago, Illinois, and at any adjournment thereof, and to vote all shares of Common Stock and all shares of Class A Convertible Preferred Stock - Series 1 and Series 2 which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.



              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                   THE FEMALE HEALTH COMPANY ANNUAL MEETING


1 ELECTION OF DIRECTORS: 1 - O. B. Parrish   2 - William R. Gargiulo, Jr.
               3 -  Mary Ann Leeper, Ph.D. 4 - Stephen M. Dearholt
                    5 - David R. Bethune     ___   GRANT ___   WITHHOLD for the
                                                       election of directors

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
-------------------------->                       ________

2. Ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1998.
                         ____ FOR    ____ AGAINST


Address Change?      ______
Mark Box Indicate changes below:
Date ___________, 1998         NO. OF SHARES

_______________________________
Signature(s) In Box

If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the proxy.